Exhibit 21.1

Name	Jurisdiction

Arlington Storage Company, LLC

Central New York Oil And Gas Company, L.L.C.

Finger Lakes LPG Storage, LLC

Inergy Gas Marketing, LLC

Inergy Pipeline East, LLC

Inergy Storage, Inc.

US Salt, LLC

Inergy Crude Logistics, LLC

Inergy Terminals, LLC

Inergy Dakota Pipeline, LLC

Inergy Midstream Operations, LLC

Crestwood Gas Services Operating LLC

Crestwood Gas Services Operating GP LLC

Cowtown Gas Processing Partners L.P.

Cowtown Pipeline Partners L.P.

Crestwood Appalachia Pipeline LLC

Crestwood Arkansas Pipeline LLC

Crestwood Marcellus Pipeline LLC

Crestwood Marcellus Midstream LLC

Crestwood New Mexico Pipeline LLC

Crestwood Panhandle Pipeline LLC

Crestwood Pipeline LLC

Crestwood Sabine Pipeline LLC

Sabine Treating, LLC

Crestwood Ohio Midstream Pipeline LLC

E. Marcellus Asset Company, LLC

Delaware

New York

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Texas

Texas

Texas

Texas

Delaware

Delaware

Texas

Texas

Texas

Texas

Texas

Delaware

Delaware